Exhibit 99.1
PCB Bancorp Receives Nasdaq Notice Regarding Late Form 10-Q Filing
Los Angeles, California – May 23, 2025 – PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company for PCB Bank, announced today that it received a notice from the Nasdaq Stock Market (“Nasdaq”) on May 22, 2025 notifying the Company that because its Form 10-Q for the quarter ended March 31, 2025 (the “First Quarter 10-Q”) was not filed with the Securities and Exchange Commission (“SEC”) by the required due date, the Company is not in compliance with the periodic filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1).
Nasdaq’s notice has no immediate effect on the listing or trading of the Company’s shares on the Nasdaq Global Select Market, although there can be no assurances that further delays in the filing of the First Quarter 10-Q or the Company’s other SEC reports will not have an impact on the listing or trading of the Company’s common stock.
As previously disclosed on the Company’s Form 12b-25 filed with the SEC on May 12, 2025, the Company has been unable to complete and timely file the First Quarter 10-Q because it requires additional time to determine the value of a Securities Purchase Option Agreement affording the Company the right, subject to certain conditions, to repurchase its Series C Preferred Stock issued to the U.S. Treasury under the Emergency Capital Investment Program.
Nasdaq has provided the Company 60 calendar days, until July 20, 2025, to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for the filing of the First Quarter 10-Q, or November 17, 2025, to regain compliance.
The Company expects to file the First Quarter 10-Q as promptly as practicable and prior to the 60-day deadline for submitting a compliance plan to Nasdaq.
This press release is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notice.
About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, such as but not limited to, further delays in the Company’s financial reporting, including as a result of unanticipated factors; the possibility that the Company may identify errors or control deficiencies in its accounting practices; the possibility that the Company will be unable to regain compliance with, or thereafter continue to comply with, Nasdaq’s Listing Rules; the possibility that Nasdaq may delist the Company’s securities; and other factors and circumstances disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC, which filings are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000
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